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Exhibit 7




SG AND ASSOCIATES
Chartered Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our Independent Auditors' Report dated May 10, 2003 on the financial statements of Gemstar Resources Ltd. as at January 31, 2003 and January 31, 2002 in the Company's Registration Statement on Form 20-F when such financial statements are read in conjunction with the financial statements referred to in our Report.



Richmond, Canada                       /s/ SG and Associates
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                                       SG and Associates, Chartered Accountants
December 20, 2004